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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of TravelCenters of America LLC of our reports dated February 28, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TravelCenters of America LLC appearing in the Annual Report on Form 10-K of TravelCenters of America LLC for the year ended December 31, 2017.

        We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Cleveland, Ohio
February 28, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM